Exhibit 99.1

For Immediate Release

CONTACT:

Investors/Media:	Investors:
Blaine Davis	Jonathan Neely
(484) 216-7158	(484) 216-6645

Media:
Brian O’Donnell
(484) 216-6726

ENDO ANNOUNCES DIVESTITURE OF HEALTHTRONICS

•	Altaris Capital Partners to acquire HealthTronics for a total consideration of up to $130 million including $85 Million in cash upfront

•	HealthTronics is a national provider of urological products and services

MALVERN, Pa. – Jan. 9, 2014 – Endo Health Solutions (Nasdaq: ENDP) today announced it has entered into a definitive agreement to sell its HealthTronics business to Altaris Capital Partners, LLC for an upfront cash payment of $85 million, subject to cash and other working capital adjustments. In addition, Endo will receive rights to additional cash payments of up to $45 million based on the future operating performance of HealthTronics for a total consideration of up to $130 million. The company previously divested two operating divisions of HealthTronics, its image guided radiation therapy (IGRT) and its anatomical pathology laboratory businesses, for total consideration of approximately $25 million.

“The divestiture of HealthTronics enables us to focus more sharply on achieving our objective of building Endo into a leading product-based specialty healthcare company,” said Rajiv De Silva, president and CEO of Endo. “I am pleased that the agreement with Altaris will provide an opportunity for the employees of HealthTronics to join an organization that will focus on growing this leading provider of products and services to U.S.-based Urologists.”

Today’s transaction and the earlier announced sale of HealthTronics’ anatomical pathology business and IGRT business completes Endo’s full divestiture of all HealthTronics businesses.

Exhibit 99.1

The transaction is expected to close in the first quarter of 2014, subject to customary conditions, including the expiration or termination of any applicable waiting periods under applicable competition laws.

About Endo
Endo Health Solutions Inc. is a U.S.-based specialty healthcare company with four distinct business segments that are focused on branded and generic pharmaceuticals, devices and services and provide quality products to its customers while improving the lives of patients. Through its operating companies - AMS, Endo Pharmaceuticals, HealthTronics and Qualitest - Endo is dedicated to finding solutions for the unmet needs of patients.

About Altaris Capital Partners
Altaris is an investment firm focused exclusively on the healthcare industry. With over $1.3 billion of equity capital under management, Altaris invests in businesses that meet clearly defined healthcare needs. Altaris' portfolio companies are typically headquartered in North America or Western Europe, but have operations throughout the world. Altaris is based in New York. For more information, please visit www.altariscap.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in Endo’s Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect Endo’s future financial results and could cause Endo’s actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. Endo assumes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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